UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 17, 2006

                   AFTERSOFT GROUP, INC. f/k/a W3 Group, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-27083                   84-1108035
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

        Savannah House 5th Floor 11Charles II Street
                    London SW1Y 4AU UK                            83728
          (Address of principal executive offices)              (Zip Code)

               60 East 42nd Street, Suite 1163
                        New York, NY                              10165
(Former name or former address if changed since last report)    (Zip Code)

+44 207 451 2468
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Financials Statements

"Item 4.02 Non-reliance on Previously released Financial Statements or a Related Audit Report or Completed Interim Review.

The Company filed a Form 8-K on December 30, 2005 relating to events occurring on December 21, 2005. The filing contained the following report and financial statements in error:

      o The June 30, 2005 and 2004 consolidated balance sheets and the consolidated statements of income, stockholders' equity and cash flows for the years then ended of Aftersoft Group, Inc., along with accompanying notes to the consolidated financial statements;
      o The Report of Independent Registered Accounting Firm of Corbin & Company, LLP on the June 30, 2005 and 2004 financial statements mentioned above; and
      o The unaudited interim consolidated balance sheet as of September 30, 2005 and the unaudited interim consolidated statements of operations and cash flows for the three months ended September 30, 2005 and 2004, along with the accompanying notes to the consolidated financial statements.

In December, 2005, the Company was in the process of drafting two completely different 8-K filings at the same time: one was to inform the public of the Company's change in its fiscal year end from December 31 to June 30; the other was to inform the public of the Company's acquisition of Aftersoft Group, Inc. and to present the required information relating to the acquisition. Due to a simple miscommunication, the Company's UK office inadvertently filed both 8-Ks on December 30, 2005, when they were only supposed to file the first 8-K dealing with the change in the Company's fiscal year end. As of December 30, 2005, the audit of the June 30, 2005 and 2004 consolidated financial statements of Aftersoft Group, Inc. was still in process, as was the review of the unaudited interim consolidated financial statements as of September 30, 2005 and for the three months ended September 30, 2005 and 2004. The Company received notification on January 2, 2006 (through an email communication dated December 30, 2005) by Aftersoft Group's independent registered public accounting firm that they had not completed their audit or interim review and that their report and the above-referenced financial statements were filed without their knowledge and permission. After thorough investigation, the board of directors (in the absence of an audit committee) and management of the Company concluded on January 6, 2006 that the Form 8-K had been mistakenly filed. The Board of Directors and its advisors discussed the matters disclosed in this filing with its independent registered public accounting firm at length and in detail, and have provided them with the disclosures we are making here in response to Item
4.02. Their letter stating their agreement with these statements is included in
Exhibit 16.1 attached to this filing. We sincerely regret this mistake and we have taken steps to ensure this type of error does not recur by requiring both certifying officers to the filing to obtain the approval of the independent registered public accounting firm to release its audit report in any future filing containing such report, or to confirm completion of the interim review with the independent registered public accounting firm for any future filing containing unaudited interim financial statements. The above mentioned report and financial statements were completed and filed in a Form 8-KA dated February 1, 2005."

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2005, W3 Group, Inc. (the "Company") consummated an Acquisition Agreement ("Agreement") to acquire all of the outstanding shares of common stock of Aftersoft Group, Inc., a Delaware corporation ("Aftersoft") in exchange for the issuance of 32,500,000 newly issued shares of the Company, par value $.0001 per share (the "Common Stock"), to Auto Data Network, Inc. (ADN), a Delaware corporation and the sole shareholder of Aftersoft. The Company reported entry into the Agreement on the Current Report on Form 8-K dated July 22, 2005.

The shares so issued are "restricted shares" and may not be disposed of except in compliance with an applicable exemption from registration under U.S. securities laws or pursuant to an effective registration statement under U.S. securities laws. Pursuant to the Agreement and as a result of consummation of the Agreement, the current shareholders of the Company own 1,601,167 shares, or approximately 4.7% of the 34,101,167 total outstanding shares of the Company Common Stock and ADN owns 32,500,000 shares approximately 95.3% of the total outstanding shares. .Concurrent with the closing of the transaction, the Board of Directors of the Company appointed three additional directors designated by ADN to serve until the next annual election of directors. In addition, concurrent with the close of the transaction, the Company (1) changed its corporate name from W3 Group, Inc. to Aftersoft Group, Inc., (2) changed its corporate address to California, and replaced the Company's corporate officers..

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety and incorporated by reference to the full text of the Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K dated July 22, 2005.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

See the response to Item 1.01 above, which is specifically incorporated herein by reference. The parties to the Agreement were unrelated third parties prior to the completion of the Acquisition on December 21, 2005 and the terms thereof were negotiated on an arms-length basis.

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition Corp. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

Item 2.01(f)

ITEM 2.01(f) FINANCIAL STATEMENTS

                                    PART F/S
                              Aftersoft Group, Inc.

These Financial Statements have not been reviewed by our Independent Registered Public Accountants. The Company will be filing an amended restated 8K/A.

Consolidated Financial Statements June 30, 2005 and 2004

Aftersoft Group, Inc. Consolidated Balance Sheets

                       (In thousands, except share amount)

                                      As of
                                  June 30, 2005
ASSETS

Current Assets
   Cash                                                          $          194
   Accounts Receivable, net of reserve
     of $190,144 in 2005                                                  3,537
   Inventories                                                              358
   Notes Receivable                                                         510
   Other Current Assets                                                     115
                                                                 --------------
   Total Current Assets                                                   4,714
   Property & Equipment, Net                                                521
Other Assets
Goodwill                                                                 19,761
Complete Technology, net                                                  2,747
Customer Contracts / Relationships, net                                   3,338
Data Services, net                                                          311
Backlog, net                                                                  0
Software Development capitalized costs, net                                 939
Other Long Term Assets                                                       36
                                                                 --------------
   Net Other Assets                                                      27,133
                                                                 --------------
Total Assets                                                     $       32,368
                                                                 ==============

LIABILITIES
Current Liabilities
   Accounts payable                                              $        1,928
   Accrued expenses                                                         682
   Accrued legal expenses                                                 1,986
   Current Portion of long term debt                                      1,072
   Deferred Income                                                        1,634
   Taxes Payable                                                            492
   Other current liabilities                                                 23
                                                                 --------------
   Total Current Liabilities                                              7,817
Long Term Liabilities
   Deferred Income                                                          960
   Long Term Debt                                                           879
   Loan - ADN Inc                                                           884
   Discontinued Ops                                                         487
                                                                 --------------
   Total  Liabilities                                                    11,026
STOCKHOLDERS' EQUITY
   Common stock
     Par value $0.001; authorized,
     issued and outstanding 1,500
     at June 30, 2005                                                         0
   Additional Paid-in-Capital                                            20,937
   Other Comp Inc/(Loss)                                                   (345)
   Retained Earnings                                                        749
                                                                 --------------
   Total Stockholders Equity                                             21,341
                                                                 --------------
Total Liabilities & Stockholders' Equity                         $       32,367
                                                                 ==============

The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Statement of Operations

                       (In thousands, except share amount)

                                                                         For Years Ending June 30,
                                                                       ----------------------------
                                                                           2005            2004
                                                                       ------------    ------------
Revenues                                                               $     22,062    $     12,598
Cost of Revenues                                                              9,225           5,853
                                                                       ------------    ------------
Gross Profit                                                                 12,837           6,745

Operating Expenses
Research and development                                                      2,665             584
Sales and marketing                                                           1,970             702
General and administrative                                                    4,377           4,101
Depreciation and amortization                                                 1,421             316
                                                                       ------------    ------------
Total Operating Expenses                                                     10,433           5,702

Operating income / (loss)                                                     2,404           1,042

Other income / (expense)
Investment income                                                                 0               0
Interest and other income                                                       (12)              0
Interest expense                                                               (105)            (19)
                                                                       ------------    ------------
Total other income / (expense)                                                 (117)            (19)

Pre-tax income / (loss)                                                       2,287           1,023

Provision for income taxes*                                                     231               0
Goodwill written-off                                                              0               0

                                                                       ------------    ------------
Net income / (loss)                                                    $      2,056    $      1,023

Foreign Curreny Translation loss                                                 (3)           (342)
                                                                       ------------    ------------
Comprehensive Income                                                   $      2,053    $        681
                                                                       ============    ============

Earnings Per share attributed to common stock                          $   1,450.75    $   1,547.80
Average number of shares of common stock outstanding - basic                  1,417             661

Earnings Per share attributed to common stock assuming dilution        $   1,450.75    $   1,547.80
Average number of shares of common stock outstanding - fully diluted          1,417             661

The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Equity Rollforward

                      (In thousands, except share amounts)

                              Common Stock Foreign
                            ----------------------------       Paid In         Currency     Accumulated         Total
                                Shares         Amount          Capital       Translation  Income/(deficit)     Equity
                            ------------    ------------    ------------    ------------    ------------    ------------
Balance, June 30, 2003               661               0    $      9,063              --    $     (2,330)   $      6,733
Foreign Currency
  Translation                         --              --              --            (342)             --            (342)
Net income for the year               --              --              --              --           1,023           1,023
                            ------------    ------------    ------------    ------------    ------------    ------------
Balance, June 30, 2004               661               0           9,063            (342)         (1,307)          7,414

CarParts Technologies
  Acquisition                        839               0          11,874              --              --          11,874
Foreign Currency
  Translation                         --              --              --              (3)             --              (3)
Net income for the year               --              --              --              --           2,056           2,056
                            ------------    ------------    ------------    ------------    ------------    ------------
Balance, June 30, 2005             1,500               0    $     20,937    $       (345)   $        749    $     21,341

The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Statement of Cashflows

                                 (In thousands)

                                                                                   For Years Ending June 30,
                                                                                --------------------------------
                                                                                     2005              2004
                                                                                --------------    --------------
Operating activities
Net Income                                                                      $        2,056    $        1,023
Adjustments to Net Income
   Depreciation and Amortization                                                         1,517               316
   Deferred income taxes                                                                  (114)           (1,115)
   Other, net                                                                                0                 0
   Changes in assets and liabilities (net of the effect of acquisition):
     Trade accounts receivable                                                             194              (718)
     Inventories                                                                           107                57
     Prepaid expenses and other assets                                                     155               334
     Accounts payable                                                                      542               388
     Deferred revenue                                                                   (4,498)              737
     Accrued expenses and other liabilities                                                (55)             (570)
                                                                                --------------    --------------
Net cash provided by operating activities                                                  (96)              452
Investing Activities
   Cash acquired in acquisition                                                            490                 0
   Purchase of property and equipment                                                     (370)             (225)
   Capitalized software development costs                                                 (285)              (86)
   Proceeds from sale of assets                                                              0                 0
                                                                                --------------    --------------
Net cash provided by (used in) investing activities                                       (165)             (311)
Financing Activities
   Proceeds from debt facility                                                             605               416
   Debt issuance costs                                                                       0                 0
   Payment on long-term debt                                                              (155)             (224)
                                                                                --------------    --------------
Net cash provided by (used in) financing activities                                        450               192
   Effect of exchange rate changes                                                          (2)             (342)
                                                                                --------------    --------------

   Net change in cash and cash equivalents                                                 187                (9)
   Cash and cash equivalents, beginning of period                                            7                16
                                                                                --------------    --------------
   Cash and cash equivalents, end of period                                     $          194    $            7
                                                                                ==============    ==============

Supplemental disclosures of cash flow information Cash paid during the period for:
        Interest                                                                          (105)              (19)
        Income taxes                                                                        15                 0

   non cash transactions during the period for:
     CarParts Technologies, Inc. acquisition

        Cash                                                                    $      490,455
        Current Assets                                                               1,131,706
        Property and equipment                                                         140,360
        Other Long Term Assets                                                          36,722
        Current Liabilities                                                         (4,115,435)
        Deferred Income                                                             (4,872,022)
        Long Term Debt                                                              (1,150,998)
                                                                                --------------
        Discontinued Ops                                                              (485,850)

        Estimated fair value of tangible net assets acquired                        (9,315,517)
        Goodwill                                                                    15,889,779
        Complete Technology                                                          1,760,000
        Customer Contracts / Relationships                                           3,100,000
        Backlog,                                                                       440,000
                                                                                --------------
                                                                                $   11,874,262
                                                                                ==============

The accompanying notes are an integral part of these financial statements.

                              AFTERSOFT GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          FOR YEAR ENDING JUNE 30, 2005

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below.

Basis of Presentation

As of June 30, 2005, Aftersoft Group, Inc. was a wholly subsidiary of Auto Data Network, Inc.

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition, Inc. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

The Company operates on a June 30 fiscal year end.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Goodwill and Other Intangible Assets

Goodwill represents the excess of cost over the fair value of assets acquired. Goodwill is tested for impairment on an annual basis, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach. No impairment of goodwill has been identified during any of the periods presented.

Concentrations of Credit Risk

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At June 30, 2005, the Company had approximately $1,105,000 in these accounts in excess of the FDIC insurance limits.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the years ended June 30, 2004, 2005.

Geographic Concentrations

The Company conducts business in the United States and Canada, and the United Kingdom. The Company derives 43% of it revenue from its North American operations and 57% from its UK operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable, the recoverability of long-lived assets and valuation of deferred tax assets. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's consolidated financial instruments consist of cash, accounts receivable, related party notes payable, accounts payable and accrued expenses. The carrying value of such instruments, approximate fair value as of June 30, 2005 due to short term maturities such as financial instruments. The difference between the fair value and recorded values of the related party notes payable is not significant.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

Software Development Costs

Research and development costs, which consist of software development costs, are expensed as incurred. Software development costs primarily include payments made to employees and independent software developers under development agreements. SFAS No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed, provides for the capitalization of certain software development costs incurred after technological feasibility of the software is established or for the development costs that have alternative future uses. The Company believes that the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model.

Goodwill

In accordance with Statement of Financial Accounting Standards No. 142, ("SFAS 142"), Goodwill and Other Intangible Assets, the Company ceased amortizing its goodwill beginning in 2002. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill existed at December 28, 2004. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

Long-Lived Assets

The Company's management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30, 2005 the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as customer advances and deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Translation of Currency

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and Liabilities of the subsidiary are translated into U.S. dollars at the year end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation loss adjustments are accumulated as a separate component of stockholders' equity, which totaled $3,932 and $17,932 at June 30, 2005 and 2004, respectively.

Foreign currency gains and losses from transactions denominated in other then respective local currencies are included in income. There were no foreign currency translation gains during the years ended June 30, 2005 and 2004.

Comprehensive Income

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the years ended June 30, 2005 and 2004, the components of comprehensive income consist of foreign currency translation losses.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. The deferred taxation has not been discounted.

                      Basic and Diluted Earnings Per Share

Basic earnings l per common share is computed based on the weighted average number of shares outstanding for the period.

Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted loss per share are the same for the periods presented as the impact under the treasury stock method of dilutive stock options and would have had no effect in shares outstanding for the years ended June 30, 2005 and 2004, respectively.

The following is a reconciliation of the numerator and denominators of the basic and diluted loss per share computation for the years ending June 30:

                                                                            2005                 2004
                                                                        -------------       -------------
Numerator for basic and diluted income per share:
   Net income available to common stockholders                          $   2,056,080       $   1,023,093

Denominator for basic and diluted income per common share:

   Weighted average of common shares outstanding                                1,417                 661
                                                                        -------------       -------------
   Net income per common share available to common
   shareholders                                                         $    1,450.75       $    1,547.80
                                                                        =============       =============

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-based Payment (statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supercedes ABP 25. The company will be required to apply Statement 123(R) in 2006. The company is in the process of evaluating whether the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets - and amendment to ABP Opinion No. 29, Accounting for Nonmonetary Transactions, SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carry over basis rather then a fair value basis. Instead, this statement provides that exchanges of non-monetary assets do not have a commercial substance be reported at a carryover basis rather then a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement where no specific transition provisions are included. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Retrospective application is limited to the direct effects of the change; the indirect effects should be recognized in the period of the change. This statement carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. However, SFAS No. 154 redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005, although early adoption is permitted. The Company does not anticipate that the implementation of this standard will have a material impact on its condensed consolidated results of operations, cash flows or financial position.

NOTE 2. ACQUISITIONS

The accompanying consolidated statements of income include the results of operations of the acquired entities from the date of acquisition.

CarParts Technologies

On August 6, 2004, the stock of CarParts Technologies for total purchase consideration of $11,874,262, comprised of the following

Equity                                                         $  9,124,262
Debt Cancellation                                                 2,750,000
                                                               ------------

                                                               $ 11,874,262
                                                               ============

The purchase price was allocated to the fair value of the assets acquired, as follows:

Cash                                                           $    490,455
Current Assets                                                    1,131,706
Property and equipment                                              140,360
Other Long Term Assets                                               36,722
Current Liabilities                                              (4,115,435)
Deferred Income                                                  (4,872,022)
Long Term Debt                                                   (1,150,998)
Discontinued Ops                                                   (485,850)
                                                               ------------

Estimated fair value of tangible net assets acquired             (9,315,517)
Goodwill                                                         15,889,779
Complete Technology                                               1,760,000
Customer Contracts / Relationships                                3,100,000
Backlog,                                                            440,000
                                                               ------------

                                                               $ 11,874,262
                                                               ============

NOTE 3. INTANGIBLE ASSETS

Intangible assets consist of the following as of June 30, 2005

                                                                   2005
                                                               ------------

Assets not subject to amortization:
Goodwill                                                       $ 19,760,938
                                                               ------------
Total                                                            19,760,938

Assets subject to amortization:
Complete Technology, net                                          2,710,777
Customer Contracts / Relationships, net                           3,337,837
Data Services, net                                                  307,118
Backlog, net                                                              0

Software development costs                                        1,605,361
   Less accumulated amortization                                   (625,230)
                                                               ------------
Net Software Development Costs                                      980,131
                                                               ------------

Net Amortizable intangible Costs                                  7,335,863
Total intangible assets                                        $ 27,096,801
                                                               ============

      Years Ending June 30,
      ---------------------
      2006                                                     $  1,275,156
      2007                                                        1,194,471
      2008                                                        1,024,136
      2009                                                          737,256
      2010 and Longer                                             3,104,844
                                                               ------------
Total                                                          $  7,335,863
                                                               ============

For the years ended June 30, 2005 and 2004, the Company recognized amortization expense on its software development and goodwill costs of $1,204,605 and $162,028, respectively.

NOTE 4. DISCONTINUED OPERATIONS

During June 2001, CarParts adopted a formal plan to abandon its internet retailing business (the "B2C Business"). The internet retailing business offered consumers parts and accessories for automobiles through the CarParts website, CarParts.com. As a result of the foregoing, the CarParts consolidated financial statements and notes to the consolidated financial statements reflect the results of the B2C Business. CarParts did not operate this business for any portion of 2005 or 2004.

The following is a summarized balance sheet of the discontinued operations as of June 30:

                                                                   2005
                                                               ------------

Current assets                                                 $          0
Other assets                                                              0
                                                               ------------
  Total assets                                                            0
Current liabilities                                                 487,385
Other liabilities                                                         0
                                                               ------------
  Total liabilities                                                 487,385
                                                               ------------
Net liability B2C Business                                     $    487,385
                                                               ============

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30, 2005 and 2004:

                                                                   2005
                                                               ------------
Computer and office equipment                                  $    433,443
Furniture and equipment                                             371,584
Leasehold improvements                                              118,356
Equipment under capital leases                                      290,505
                                                               ------------
                                                                  1,213,889
Less accumulated depreciation and amortization                     (692,751)
                                                               ------------
                                                               $    521,138
                                                               ============

Depreciation for fixed assets for the years ended June 30, 2005 and 2004 was $312,925 and $XXXXX, respectively.

NOTE 6. LONG TERM OBLIGATIONS

                                                                                             2005
                                                                                       ---------------
Note payable to a bank, bearing interest at 8.75% per annum; payable in monthly installments of principal and interest of $2,197 through December 2005; secured by accounts receivable
and any work in process.                                                                        25,192

Note payable to former owners of acquired businesses, bearing interest at 9% per annum; payable in monthly installments of principal and interest of $12,984 and increasing to $13,177 in August 2004, through May 2007;
secured by certain assets of the Company.                                                      277,423

Notes payable to former owners of acquired businesses, bearing interest at 8%
per annum; payable in monthly installments of interest of $6,098 through
December 2003 and of principal and interest of $11,098 and increasing periodically to $20,905 through May 2007, at which time the
remaining balance is due.                                                                      791,166

The company has a line of credit with the bank to borrow up to $537,900 with an interest of base plus 3.5%, which is
reviewed annually.                                                                             558,542

Notes Payable to former owner of acquired business, bearing interest at 0% per annum; payable in monthly installments of
principle of $12,551 through March, 2006                                                       104,548

The company has various Capital lease obligations, with various interest rates;
secured by equipment; repaid over
time through December 2009                                                                     193,560

                                                                                       ---------------
                                                                                             1,950,430
Less current maturities                                                                     (1,071,968)
                                                                                       ---------------
                                                                                       $       878,462
                                                                                       ===============

Future maturities of long-term obligations at June 30, 2005 are as follows:

Years Ending June 30,
         2006                   $     1,071,968
         2007                           838,700
         2008                            36,000
         2009                             3,762
                                ---------------
                                $     1,950,430
                                ===============

The Company has United States federal and state tax net operating loss carryforwards available for future periods of approximately $2,852,751 at June 30, 2005. The bulk of these losses expire in 2025. As a result of the changes in the ownership of the Company, as defined in Section 382 of the Internal Revenue Code, there may be limitations on the amount of net operating loss carryforwards that may be utilized in the future.

The provision for United State income taxes consists of the following for the year ending June 30, 2005 is:

                                                 June 30, 2005
                     --------------------------------------------------------------------
                       USA Federal       USA State        UK Corporate         Total
                     --------------    --------------    --------------    --------------
Current              $           --    $        2,500    $      217,000    $      219,500
Deferred                         --                --                --                --
                     --------------    --------------    --------------    --------------
Total                $           --    $        2,500    $      217,000    $      219,500
                     ==============    ==============    ==============    ==============

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets consist of the following at June 30,

2005

                                                               June 30, 2005
                                                               -------------
Deferred tax assets:
     Net operating loss carryforwards                          $   1,222,041
   Research and depreciation tax credits                             266,000

Discontinued operations                                              208,791
     Reserves and accruals                                           411,184
                                                               -------------
         Total deferred tax assets                                 2,108,016
Deferred tax liabilities:
     Depreciation and amortization                                   (34,979)
                                                               -------------

Valuation Allowance                                               (2,073,037)

         Total net deferred tax assets                         $           0
                                                               =============

The reasons for the difference between total tax expense and the amount computed by applying the UK statutory income tax rates to income before income taxes at June 30, 2005 are as follows

                                                               June 30, 2005
                                                               -------------
Taxes at statutory rates applied to income
 before income taxes                                           $     313,000

Increase (reduction) in tax resulting from:
Non Deductible expenses                                               22,000
Add back depreciation                                                 40,000
Capital allowances                                                   (34,500)
Research and development relief                                      (26,000)
Disposal of fixed assets                                               1,000
Benefit of net operating loss carryforwards                                0
Prior year adjustment                                                139,500
                                                               -------------
                                                               $     (96,000)
Income tax charge for the year                                 $     217,000
                                                               =============

The Company believes that uncertainty exists with respect to future realization of the deferred tax assets and has established a valuation allowance for the full amount as of June 30, 2005

NOTE 8. Stockholders Equity

The authorized capital stock of the Company consists of One Thousand Five Hundred (1,500) shares of common stock, $0.001 par value, all of which shares are or will be issued and outstanding at the time of closing. The company initially had 27 shares outstanding during its formation. The company issued an additional 634 shares for the acquisition of MAM Software Limited. The company then issued 839 shares for the acquisition of CarParts Technologies, Inc.

NOTE 9. Commitments and Contingencies

Operating Leases

The Company leases its facilities and certain equipment pursuant to month to month and non-cancelable operating lease agreements that expire on various dates through February 2007. Terms of the leases provide for monthly payments ranging from $350 to $11,000. For the years ended June 30, 2005 and 2004, the Company incurred rent expense totaling approximately $642,999 and $366,045 respectively.

Future annual minimum payments under non-cancelable operating leases are as follows:

Years Ending June 30,

2006                      $     284,862
2007                            282,301
2008                            130,874
2009                                  0
                          -------------
                          $     698,037
                          =============

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In connection with its customers contracts the company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

NOTE 10. LITIGATION

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

AFS Tire Management, Inc., formerly known as CarParts Technologies, Inc., has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling $3,555,277, which it intends to vigorously appeal. AFS Tire Management, Inc. has made a provision of up to $1,650,000 in its accounts to cover the cost of any verdict with respect to this litigation as of June 30, 2005, even though it intends to vigorously appeal any judgment.

The claim in question relates to an asset purchase transaction. On November 13, 2002 Aidan J. McKenna ("McKenna") filed a complaint against CarParts Technologies, Inc., now known as AFS Warehouse Distribution Management, Inc., in the Court of Common Pleas of Allegheny County, Pennsylvania. The complaint alleges that CarParts assumed a liability in excess of $2,053,000 for McKenna's employment agreement with Open Webs Corporation when CarParts acquired the assets of Open Webs. CarParts filed a claim for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement.

Homann Tire Ltd. filed a complaint against CarParts Technologies, Inc in California District Court on August 11, 2005. The complaint seeks $271, 048 in damages and alleges breach of contract, breach of warranty and intentional and negligent misrepresentative. The Company maintains the complaint is without merit.

Note 11. Related Party Transactions

AutoData Networks, Inc and Aftersoft Group, Inc. periodically provide capital and services on behalf of the other. These items are moved through a liabilities account on Aftersoft' Group, Inc.'s balance sheet. The timing and due date is not specified on this balance.

NOTE 12. Subsequent Events

General

Auto Data Network has provided to Aftersoft $290,000 in capital between October 1, 2005 and December 7, 2005 to assist in the pay down of its vendors. This advance has been added to the intercompany balance.

Auto Data Networks as part of the merger with W3 has agreed accept the assignment all the issued shares of Mam North America Inc from Mam Software Limited and to forgive $350,000 in intercompany debt on December 21, 2005.

On December 21, 2005, W3 Group, Inc. (the "Company") consummated an Acquisition Agreement ("Agreement") to acquire all of the outstanding shares of common stock of Aftersoft Group, Inc., a Delaware corporation ("Aftersoft") in exchange for the issuance of 32,500,000 newly issued shares of the Company, par value $.0001 per share (the "Common Stock"), to Auto Data Network, Inc. (ADN), a Delaware corporation and the sole shareholder of Aftersoft.

Aftersoft Group, Inc. Consolidated Financial Statements For Three Months ending September 30, 2005 and 2004

Aftersoft Group, Inc. Balance Sheet

                                 (In thousands)

                                 As of 9/30/2005
                                   (unaudited)
                                     ASSETS

 Current Assets
   Cash                                                         $           159
   Accounts Receivable, net of reserve of $195,851 in 2005                3,682
   Inventories                                                              414
   Notes Receivable                                                         510
   Other Current Assets                                                     110
                                                                ---------------
   Total Current Assets                                                   4,875
Property & Equipment, Net                                                   468
Other Assets
Goodwill                                                                 19,761
Complete Technology, net                                                  2,662
Customer Contracts / Relationships, net                                   3,244
Data Services, net                                                          308
Backlog, net                                                                  0
Software Development capitalized costs, net                               1,015
   Other Long Term Assets                                                    39
                                                                ---------------
   Net Other Assets                                                      27,028
                                                                ---------------
Total Assets                                                    $        32,371
                                                                ===============

LIABILITIES
Current Liabilities
   Accounts payable                                             $         1,700
   Accrued expenses                                                         933
   Accrued legal expenses                                                 1,986
   Current Portion of long term debt                                      1,091
   Deferred Income                                                        1,583
   Taxes Payable                                                            760
   Other current liabilities                                                 22
                                                                ---------------
   Total Current Liabilities                                              8,075
Long Term Liabilities
   Deferred Income                                                          904
   Long Term Debt                                                           765
   Loan - ADN Inc                                                           890
   Discontinued Ops                                                         487
                                                                ---------------
   Total Liabilities                                                     11,121
STOCKHOLDERS' EQUITY
   Preferred Stock                                                            0
   Common stock, Net                                                          0
   Additional Paid-in-Capital                                            20,937
   Other Comp Inc/(Loss)                                                   (354)
   Accumulated Income / (deficit)                                           667
                                                                ---------------
   Total Stockholders Equity                                             21,250
                                                                ---------------
Total Liabilities & Stockholders' Equity                        $        32,371
                                                                ===============

The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Statement of Operations

                                 (In thousands)

                                                                      For The Three Months Ended
                                                                       ------------------------
                                                                          2005          2004
                                                                       (unaudited)   (unaudited)
                                                                       ----------    ----------
Revenues                                                               $    4,779    $    5,487
Cost of Revenues                                                            2,439         2,209
                                                                       ----------    ----------
Gross Profit                                                                2,340         3,278

Operating Expenses
Research and development                                                      774           709
Sales and marketing                                                           479           477
General and administrative                                                    840           866
Depreciation and amortization                                                 298           359
                                                                       ----------    ----------
Total Operating Expenses                                                    2,391         2,411

Operating income / (loss), before Interest and Depreciation                   (51)          867
                                                                       ----------    ----------

Other income / (expense)
Investment income                                                               0             0
Interest and other income                                                       0             1
Interest expense                                                              (31)          (18)
                                                                       ----------    ----------
Total other income / (expense)                                                (31)          (17)

Pretax income / (loss)                                                        (82)          850

Provision for income taxes                                                      0             5
Goodwill written-off                                                            0             0

                                                                       ----------    ----------
Net income / (loss)                                                    $      (82)   $      844
                                                                       ==========    ==========

Earnings Per share attributed to common stock                              (54.97)       725.13
Average number of shares of common stock outstanding - basic                1,500         1,164

Earnings Per share attributed to common stock assuming dilution            (54.97)       562.89
Average number of shares of common stock outstanding - fully diluted        1,500         1,500

The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Statement of Cashflows

                                 (In thousands)

                                                                         For three months Ending September 30,
                                                                                ------------------------
                                                                                   2005          2004
                                                                                ----------    ----------
Operating activities
Net Income                                                                      $      (82)   $      844
Adjustments to Net Income
   Depreciation and Amortization                                                       272           359
   Deferred income taxes                                                               268          (117)
   Gain on sale of assets                                                                0            16
   Other, net
   Changes in assets and liabilities (net of the effect of acquisition):
     Trade accounts receivable                                                        (145)          433
     Inventories                                                                       (56)           47
     Prepaid expenses and other assets                                                 768          (259)
     Accounts payable                                                                 (228)         (918)
     Deferred revenue                                                                 (107)       (1,565)
     Accrued expenses and other liabilities                                            250           649
                                                                                ----------    ----------
Net cash provided by operating activities                                              939          (511)
Investing Activities
   Cash acquired in acquisition                                                        490
   Purchase of property and equipment                                                    0            (4)
   Capitalized software development costs                                             (111)          (86)
                                                                                ----------    ----------
Net cash provided by (used in) investing activities                                   (111)          400
Financing Activities
   Proceeds from debt facility                                                        (758)          639
   Payment on long-term debt                                                           (96)         (223)
                                                                                ----------    ----------
Net cash provided by (used in) financing activities                                   (854)          416

 Effect of exchange rate changes                                                        (9)            1
                                                                                ----------    ----------
   Net change in cash and cash equivalents                                             (35)          306
   Cash and cash equivalents, beginning of period                                      194             7
                                                                                ----------    ----------
   Cash and cash equivalents, end of period                                     $      159    $      313
                                                                                ==========    ==========

Supplemental disclosures of cash flow information Cash paid during the period for:
        Interest                                                                $       31    $       18
        Income taxes                                                            $        0    $        0

The accompanying notes are an integral part of these financial statements

                              AFTERSOFT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THREE MONTHS ENDING SEPTEMBER 30, 2005

NOTE 1. Management's Representation

The financial statements included herein have been prepared by Aftersoft Group, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2006. It is suggested that the financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended June 30, 2005.

NOTE 2. Nature of Business

Basis of Presentation

Aftersoft Group, Inc. is a wholly subsidiary of Auto Data Network, Inc.

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition Corp. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

The Company operates on a June 30 fiscal year end.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Goodwill and Other Intangible Assets

Goodwill represents the excess of cost over the fair value of assets acquired. Goodwill is tested for impairment on an annual basis, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach. No impairment of goodwill has been identified during any of the periods presented.

Concentrations of Credit Risk

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At September 30, 2005, the Company had approximately $70,000 in these accounts in excess of the FDIC insurance limits.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the quarter ending September 30, 2004, 2005.

Geographic Concentrations

The company does business in North America (consisting of the United States and Canada) and the United Kingdom. The companies revenues are comprise of 33% from North American operations and 67% from UK operations

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable, the recoverability of long-lived assets and valuation of deferred tax assets. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's consolidated financial instruments consist of cash, accounts receivable, related party notes payable, accounts payable and accrued expenses. The carrying value of such instruments, approximate fair value as of June 30, 2005 due to short term maturities such as financial instruments. The difference between the fair value and recorded values of the related party notes payable is not significant.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

Software Development Costs

Research and development costs, which consist of software development costs, are expensed as incurred. Software development costs primarily include payments made to employees and independent software developers under development agreements. SFAS No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed, provides for the capitalization of certain software development costs incurred after technological feasibility of the software is established or for the development costs that have alternative future uses. The Company believes that the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model.

Goodwill

In accordance with Statement of Financial Accounting Standards No. 142, ("SFAS 142"), Goodwill and Other Intangible Assets, the Company ceased amortizing its goodwill beginning in 2002. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill existed at December 28, 2004. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

Long-Lived Assets

The Company's management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30, 2005 the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as customer advances and deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Translation of Currency

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and Liabilities of the subsidiary are translated into U.S. dollars at the year end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation loss adjustments are accumulated as a separate component of stockholders' equity, which totaled $3,932 and $17,932 at June 30, 2005 and 2004, respectively.

Foreign currency gains and losses from transactions denominated in other then respective local currencies are included in income. There were no foreign currency translation gains during the years ended June 30, 2005 and 2004.

Comprehensive Income

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the years ended June 30, 2005 and 2004, the components of comprehensive income consist of foreign currency translation losses.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. The deferred taxation has not been discounted.

                      Basic and Diluted Earnings Per Share

Basic earnings l per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted loss per share are the same for the periods presented as the impact under the treasury stock method of dilutive stock options and would have had no effect in shares outstanding for the years ended June 30, 2005 and 2004, respectively.

The following is a reconciliation of the numerator and denominators of the basic and diluted loss per share computation for the years ending June 30:

                                                                 2005           2004
                                                             ------------   ------------
Numerator for basic and diluted income per share:
    Net income available to common stockholders              $  2,056,080   $  1,023,093

Denominator for basic and diluted income per common share:

    Weighted average of common shares outstanding                   1,417            661

                                                             ------------   ------------
    Net income per common share available to common
    shareholders                                             $   1,450.75   $   1,547.80
                                                             ============   ============

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-based Payment (statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supercedes ABP 25. The company will be required to apply Statement 123(R) in 2006. The company is in the process of evaluating whether the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets - and amendment to ABP Opinion No. 29, Accounting for Nonmonetary Transactions, SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carry over basis rather then a fair value basis. Instead, this statement provides that exchanges of non-monetary assets do not have a commercial substance be reported at a carryover basis rather then a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement where no specific transition provisions are included. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Retrospective application is limited to the direct effects of the change; the indirect effects should be recognized in the period of the change. This statement carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. However, SFAS No. 154 redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005, although early adoption is permitted. The Company does not anticipate that the implementation of this standard will have a material impact on its condensed consolidated results of operations, cash flows or financial position.

NOTE 3. Stockholders Equity

The authorized capital stock of the Company consists of One Thousand Five Hundred (1,500) shares of common stock, $0.001 par value, all of which shares are or will be issued and outstanding at the time of closing. The company initially had 27 shares outstanding during its formation. The company issued an additional 634 shares for the acquisition of MAM Software Limited. The company then issued 839 shares for the acquisition of CarParts Technologies, Inc.

NOTE 4. Commitments and Contingencies

Legal Matters

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

AFS Tire Management, Inc., formerly known as CarParts Technologies, Inc., has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling $3,555,277, which it intends to vigorously appeal. AFS Tire Management, Inc. has made a provision of up to $1,650,000 in its accounts to cover the cost of any verdict with respect to this litigation as of June 30, 2005, even though it intends to vigorously appeal any judgment.

The claim in question relates to an asset purchase transaction. On November 13, 2002 Aidan J. McKenna ("McKenna") filed a complaint against CarParts Technologies, Inc., now known as AFS Warehouse Distribution Management, Inc., in the Court of Common Pleas of Allegheny County, Pennsylvania. The complaint alleges that CarParts assumed a liability in excess of $2,053,000 for McKenna's employment agreement with Open Webs Corporation when CarParts acquired the assets of Open Webs. CarParts filed a claim for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement.

Homann Tire LTD Vs. CarParts Technologies filed a complaint against the Company in California District Court on August 11, 2005 regarding the Company's obligations pursuant to a software license agreement that it entered into with Homann on October 18, 2002 (the "Agreement"). Homann alleges breach of contract, breach of warranty and intentional and negligent misrepresentation. The Company maintains the complaint is without merit.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. . In connection with its customers contracts the company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

Item 2.02 Results of Operations and Financial Condition.

On December 21, 2005, the Company announced an EBITDA of 14 cents per share and earning of 9 cents per share (before one time exceptional items) for the fiscal year ended June 30, 2005 for the combined entity.

Management's Financial Plan of Operation and Financial Statements for the Company are included in Form 10-SB, which is specifically incorporated in its entirety herein by reference and attached hereto as Exhibit 99.1. Please see
Exhibit 99.1 for a fuller description of Aftersoft and its businesses as a result of the transaction.

Section 3 - Securities and Trading Market

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the Agreement completed on December 21, 2005, the Company issued 32,500,000 shares of Common Stock, par value $0.001, to ADN in a non-public issuance exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(1), Section 4(6) and/or Regulation D. The shares so issued are "restricted shares" and may not be disposed of except in compliance with an applicable exemption from registration under U.S. securities laws or pursuant to an effective registration statement under U.S. securities laws.

Section 5- Corporate Governance and Management

Item 5.01 Changes in Control of Company.

Pursuant to the terms of the Agreement, effective December 21, 2005, three additional directors were appointed to the Company's Board, making a total of six directors in all. The executive officers of the Company were also replaced. The names, positions and biographical information of the new management is set forth in Exhibit 99.1, which is specifically incorporated herein by reference.

Also as a part of the Acquisition, the Registrant issued 32,500,000 shares of its Common Stock to ADN, which holds 95.3% of the outstanding shares and therefore has voting control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As a part of the Acquisition, Robert Gordon and William C. Hayde resigned as the officers of the Company, effective December 21, 2005. Mr. Gordon resigned as President and Mr. Hayde resigned as Secretary. Mssrs. Gordon, Hayde and Messina have also resigned as directors. The following three persons were appointed as the principal executive, financial and operating officers as well as new directors of the Company.

Name                             Positions
----                             ---------
Ian Warwick                      Chief Executive Officer, President and Director
Mike Jamieson                    Chief Operating Officer and Director
Michael O'Driscoll               Chief Financial Officer and Director

All officers and directors of the Registrant are as set forth in Exhibit 99.1 hereto, which is specially incorporated by reference.

The Company intends to form, but doesn't yet have standing audit, nominating and compensation committees.

The Company intends to form those committees immediately.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

The Company amended its articles of incorporation on December 21, 2005, to change its corporate name to Aftersoft Group, Inc. That amendment is filed herewith as Exhibit 3 (i), and is specifically incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The following financial statements are incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K:

Aftersoft Group Inc. Consolidated Financial Statements for fiscal years ended June 30, 2005 and 2004

Aftersoft Group Inc. Consolidated Financial Statements for the three months ended September 30, 2005 and 2004

Aftersoft Group Inc. Consolidated Financial Statements as of December 21, 2005

Aftersoft Group, Inc. Statement of Operations for period from July 1, 2005 to December 21, 2005

(b) Pro forma financial information. W3 Group, Inc. and Aftersoft Group, Inc. Unaudited pro forma balance sheet as of June 30, 2005 W3 Group, Inc. and Aftersoft Group, Inc. Unaudited pro forma condensed combined balance sheet as of September 30, 2005 W3 Group, Inc. and Aftersoft Group, Inc. Unaudited pro forma consolidated statement of operations for three months ended September 30, 2005

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit
Number           Description
-------------    -----------------------------------------------------------
Exhibit 3 (i)    Certificate of Amendment to Certificate of Incorporation of W3
                 Group, Inc. :

Exhibit 99.1     Aftersoft Group, Inc. Form 10-SB

(b) Pro forma financial information

W3 Group, Inc. and Aftersoft Group, Inc. Unaudited Pro Forma Condensed Combined Balance Sheet As of June 30, 2005

                      (In thousands, except loss per share)

                                                                                   Pro
                                       W3 Group,           Aftersoft              Forma                  Pro
                                         Inc.              Group,Inc.            Increase               Forma
                                       [Parent]           [subsidiary]          (decrease)             Combined
                                    ---------------      ---------------      ---------------      ---------------
CONDENSED BALANCE SHEET
Current Assets                      $            --      $         5,478      $            --      $         5,478
Property & Equipment, Net                        --                  521                   --                  521
Intangibles                                                           --               27,260 [A]           27,260
Other Long Term Assets                           --                   36                   --                   36
                                    ---------------      ---------------      ---------------      ---------------
Total Assets                        $            --      $        33,295      $            --      $        33,295
                                    ===============      ===============      ===============      ===============

LIABILITIES & EQUITY
Total Current Liabilities           $            --      $         7,421      $            40 [B]  $         7,461
Total Liabilities                                --                4,370                  (98)[A]            4,272
Total Stockholders Equity                        --               21,504                   58 [B,E,         21,562
                                                                                               D,E]
                                    ---------------      ---------------      ---------------      ---------------
Total Liabilities & Equity          $            --      $        33,295      $            --      $        33,295
                                    ===============      ===============      ===============      ===============

CONDENSED STATEMENT OF OPERATIONS
Revenues                            $            --      $        22,062      $            --      $        22,062
Operating costs & expenses                       --              (19,658)                 (40)[B,E]        (19,698)
Interest and finance charges                     --                 (117)                  98 [D]              (19)
Provision for income taxes*                                           --                 (231)                (231)
                                    ---------------      ---------------      ---------------      ---------------
Net income / (loss)                 $            --      $         2,056      $            58      $         2,114
                                    ===============      ===============      ===============      ===============
PER COMMON SHARE                                                                                   $          0.06
                                                                                                   ===============
WEIGHTED AVERAGE SHARES OUTSTANDING                                                                $        34,051
                                                                                                   ===============

NOTE 1 - PRO FORMA ADJUSTMENTS

On December 21, 2005, SUBSIDIARY was acquired by PARENT pursuant to an Agreement signed on July 19, 2005. The agreement called for PARENT to issue 32,500,000 shares of common stock to the shareholders of SUBSIDIARY for 100% of the outstanding shares of SUBSIDIARY. The ownership interests of the former owners of SUBSIDIARY in the combined enterprise will be approximately 95.4% of the ongoing shareholders of PARENT.

Pro forma adjustments above include the following:

[A] Allocate valuation of goodwill and other intangibles at date of acquisition. [B] Add estimated regulatory compliance costs. [C] Issue 32,500,000 shares of common stock and eliminate equity accounts of SUBSIDIARY. [D] Loan interest payable to related party [E] Amortization of the valuation of certain intangible assets at date of acquisition which do not effect future operations.

NOTE 2 - PRO FORMA PROFIT PER SHARE

Pro forma profit per share is computed based on the number of shares outstanding, as though all Common Stock had been issued at the beginning of the period.

W3 Group, Inc. and Aftersoft Group, Inc. Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2005

                      (In thousands, except loss per share)

                                                                                   Pro
                                       W3 Group,           Aftersoft              Forma                  Pro
                                         Inc.              Group,Inc.            Increase               Forma
                                       [Parent]           [subsidiary]          (decrease)             Combined
                                    ---------------      ---------------      ---------------      ---------------
CONDENSED BALANCE SHEET
Current Assets                      $            --      $         5,656      $            --      $         5,656
Property & Equipment, Net                        --                  468                   --                  468
Intangibles                                                           --               27,152 [A]           27,152
Other Long Term Assets                           --                   39                   --                   39
                                    ---------------      ---------------      ---------------      ---------------
Total Assets                        $            --      $        33,314      $            --      $        33,314
LIABILITIES & EQUITY
Total Current Liabilities           $            --                7,624      $            40 [B]  $         7,664
Total Liabilities                                --                4,277                  (98)[A]            4,179
Total Stockholders Equity                        --               21,413                   58 [B,E,         21,471
                                                                                               D,E]
                                    ---------------      ---------------      ---------------      ---------------
Total Liabilities & Equity          $            --               33,314      $            --      $        33,314
                                    ===============      ===============      ===============      ===============
CONDENSED STATEMENT OF OPERATIONS
Revenues                                         --                4,779      $            --      $         4,779
Operating costs & expenses                       --               (4,829)                 (40)[B,E]         (4,869)
Interest and finance charges                     --                  (31)                  98 [D]               67
                                    ---------------      ---------------      ---------------      ---------------
Net income / (loss)                              --                  (82)                  58                  (24)
                                    ===============      ===============      ===============      ===============
BASIC AND DILUTED NET PROFIT
PER COMMON SHARE                                                                                   $          0.00
                                                                                                   ===============

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                $        34,051
                                                                                                   ===============

NOTE 1 - PRO FORMA ADJUSTMENTS

On December 21, 2005, SUBSIDIARY was acquired by PARENT pursuant to an Agreement signed on July 19, 2005. The agreement called for PARENT to issue 32,500,000 shares of common stock to the shareholders of SUBSIDIARY for 100% of the outstanding shares of SUBSIDIARY. The ownership interests of the former owners of SUBSIDIARY in the combined enterprise will be approximately 95.4% of the ongoing shareholders of PARENT.

Pro forma adjustments above include the following:

[A] Allocate valuation of goodwill and other intangibles at date of acquisition. [B] Add estimated regulatory compliance costs.
[C] Issue 32,500,000 shares of common stock and eliminate equity accounts of
    SUBSIDIARY.
[D] Loan interest payable to related party
[E] Amortization of the valuation of certain intangible assets at date of acquisition which do not effect future operations.

NOTE 2 - PRO FORMA PROFIT PER SHARE

Pro forma profit per share is computed based on the number of shares outstanding, as though all Common Stock had been issued at the beginning of the period.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                 WE AFTERSOFT GROUP, INC.[f/k/a W3 Group, Inc.]


                                  By: /s/ Ian Warwick
                                      ------------------------------------------
                                      Ian Warwick
                                      Chief Executive and President

Date: March 10, 2006

The following financial statements are incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K:

Aftersoft Group, Inc. Consolidated Financial Statements for fiscal years ended June 30, 2005 and 2004

Aftersoft Group, Inc. Consolidated Financial Statements for the three months ended September 30, 2005 and 2004

Aftersoft Group, Inc. Consolidated Financial Statements as of December 21, 2005

Aftersoft Group, Inc. Statement of Operations for the period July 1, 2005 to December 21, 2005

Exhibits Table

Exhibit
Number
-------

3(i)        Certificate of Amendment to Certificate of Incorporation of W3 Group

16.1        Agreement to Item 4.02

99.1        Aftersoft Group, Inc. Form 10-SB